UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

CHINA AUTO LOGISTICS INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 16, 2014, China Auto Logistics Inc. (the “Company”) received notification from the Nasdaq Listings Qualification Department (“Nasdaq”) that for the previous 30 consecutive business days, the market value of publicly held shares (“MVPHS”) of the Company’s common stock (the “Common Stock”) had closed below the minimum $5 million requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(1)(C).

The letter states that the Company will be provided 180 calendar days, or until April 14, 2015, to regain compliance with the minimum MVPHS requirement. In accordance with Rule 5810(c)(3)(D), the Company can regain compliance if at any time during the 180-day period the closing MVPHS is at least $5 million for a minimum of 10 consecutive business days. In the event the Company does not regain compliance with the MVPHS requirement prior to April 14, 2015, the Common Stock will be subject to delisting.

The Company intends to monitor the MVPHS of the Common Stock and may, if appropriate, consider implementing available options to regain compliance or submitting an application to transfer to The Nasdaq Capital Market. However, there can be no assurance that the Company will be able to regain compliance or successfully transfer to The Nasdaq Capital Market.

The Company’s press release dated October 22, 2014 with respect to this notification is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of China Auto Logistics Inc., dated October 22, 2014.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2014

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer